EXHIBIT 99.1

August 7, 2014
FOR IMMEDIATE RELEASE

WaferGen Bio-systems Reports Strong Revenue Growth for Q2 2014

Solid Execution Across SmartChip and Apollo Product Lines

FREMONT, Calif., August 7, 2014 /PRNewswire/ -- WaferGen Bio-systems, Inc. (OTCQB: WGBS) announced today its financial results for the second quarter ended June 30, 2014.

Key Highlights

•	Revenue for the second quarter of 2014 was $1.7 million, up 604% year over year. Product sales for the second quarter 2014 increased to $1.6 million, up 1227% versus the prior year period.

•	Revenue for the second quarter of 2014, on a sequential basis, was 23% higher than the revenue for the first quarter of 2014

•	Net loss for the second quarter of 2014 was $2.0 million, compared to a net loss of $3.2 million in the second quarter of 2013

•	Cash balance at June 30, 2014 of $3.5 million

Total revenue for the second quarter of 2014 was $1.7 million, up 604% from $246,000 in the second quarter of 2013.  Revenue from Apollo Systems and SmartChip activity was up 20% and  25%, respectively, as compared to the first quarter 2014.  Net loss for the second quarter of 2014 was $2.0 million, compared to a net loss of $3.2 million in the second quarter of 2014. The net loss reduction was primarily due to an increase in revenue of $1.5 million, resulting in an increase in gross profit of $806,000, and a $1.9 million improvement in other income and expenses, as a result of reduced interest expense and changes in derivative valuations. These improvements were partially offset by a $1.6 million increase in operating expenses.

“We had continued strong revenue performance in Q2 with Total Revenue and Product Revenue that were up over 600% and 1200%, respectively, year over year.  On a sequential basis, Total Revenue increased 23% from Q1 as we continue to strengthen and build our commercial organization and gain continued market traction in both the SmartChip and Apollo businesses,” said Ivan Trifunovich, President and Chief Executive Officer of WaferGen.  He added, “We see excellent appeal of our NGS products with our customers, and we are very pleased with the momentum in broadening our existing customer relationships and adding new customers.  I am optimistic about our prospects for the second half of 2014 and beyond. ”

2014 Guidance

Our revenue guidance for the full year is in excess of $6 million for 2014, unchanged from our prior guidance.  Our net cash use is expected to be $800,000-$900,000 per month.

Investor Conference Call

As previously announced, management will host a conference call to discuss its financial results for the quarter ended June 30, 2014, today at 5:00 pm ET, 2:00 pm PT.  Interested parties may listen to the live broadcast by calling (877) 407-3982 for domestic participants and (201) 493-6780 for international participants.

A replay of the conference call will be available beginning August 7, 2014 at 8:00 p.m. ET and ending on August 21, 2014 by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (international), Conference ID Number: 13588288.

About WaferGen

WaferGen Bio-systems, Inc. is an innovative life science company that offers innovative genomic solutions for clinical testing and research.  The SmartChip MyDesignTM Real-Time PCR System is a high-throughput genetic analysis platform for profiling and validating molecular biomarkers via microRNA and mRNA gene expression profiling, as well as single nucleotide polymorphism (SNP) genotyping.  The SmartChip TETM System is a novel product offering for target enrichment geared towards clinical Next-Gen sequencing (NGS).  The Company now also offers the Apollo 324TM product line used in library preparation for NGS.  These three complementary technologies offer a powerful set of tools enabling more accurate, faster and cheaper genetic analysis based on Next-Gen Sequencing and Real-Time PCR.

For additional information, please see http://www.wafergen.com

Forward Looking Statements

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms.  Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses, expected cash usage and our expectations concerning our competitive position and business strategy.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Contacts:

ICR, Inc.
Bob Yedid
bob.yedid@icrinc.com
646-277-1250

Proactive Capital
Jeff Ramson
jramson@proactivecrg.com
646-863-6893

WaferGen Bio-systems, Inc.
Ivan Trifunovich
Ivan.trifunovich@wafergen.com
(510) 651-4450

WAFERGEN BIO-SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue:
Product	$1,608,908	$121,248	$2,889,421	$216,402
License and royalty	125,000	125,000	250,000	208,333

Total revenue	1,733,908	246,248	3,139,421	424,735

Cost of product revenue	758,408	76,780	1,364,981	142,368

Gross profit	975,500	169,468	1,774,440	282,367

Operating expenses:
Sales and marketing	1,254,200	609,296	2,526,989	951,927
Research and development	1,472,886	1,263,267	2,839,883	2,665,347
General and administrative	1,289,508	564,770	2,101,043	1,225,418

Total operating expenses	4,016,594	2,437,333	7,467,915	4,842,692

Operating loss	(3,041,094)	(2,267,865)	(5,693,475)	(4,560,325)

Other income and (expenses):
Interest income	19	892	27	2,087
Interest expense	(109,155)	(1,092,091)	(212,482)	(1,972,629)
Gain (loss) on revaluation of derivative liabilities, net	1,158,240	115,237	1,374,196	(478,480)
Miscellaneous income (expense)	(1,422)	79,621	(4,193)	67,343

Total other income and (expenses)	1,047,682	(896,341)	1,157,548	(2,381,679)

Net loss before provision for income taxes	(1,993,412)	(3,164,206)	(4,535,927)	(6,942,004)

Provision for income taxes	—	(1,051)	3,100	2,661

Net loss	(1,993,412)	(3,163,155)	(4,539,027)	(6,944,665)

Accretion on Series A and B convertible preference shares of subsidiary associated with premium	—	(2,489,899)	—	(2,489,899)
Series A-1 preferred dividend	—	(209,268)	—	(415,952)

Net loss attributable to common stockholders	$(1,993,412)	$(5,862,322)	$(4,539,027)	$(9,850,516)

Net loss per share – basic and diluted	$(2.16)	$(139.79)	$(4.95)	$(234.89)

Shares used to compute net loss per share – basic and diluted	921,762	41,937	916,588	41,937

WAFERGEN BIO-SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30, 2014	December 31, 2013
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$3,521,549	$10,708,646
Accounts receivable	1,622,301	367,266
Inventories	839,808	292,650
Prepaid expenses and other current assets	417,033	350,540

Total current assets	6,400,691	11,719,102

Property and equipment, net	368,488	269,618
Goodwill	990,000	—
Intangible assets, net	1,611,000	—
Other assets	42,209	42,209

Total assets	$9,412,388	$12,030,929

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,798,746	$980,887
Accrued payroll and related costs	467,527	289,053
Other current liabilities	793,392	1,143,335

Total current liabilities	3,059,665	2,413,275

Long-term debt, net of discount	2,996,424	1,683,942
Derivative liabilities	952,172	9,147,507
Other liabilities	576,276	—

Total liabilities	7,584,537	13,244,724

Stockholders’ equity (deficit):
Preferred Stock	13,252,070	13,595,662
Common Stock	73,952,977	66,028,712
Accumulated deficit	(85,377,196)	(80,838,169)

Total stockholders’ equity (deficit)	1,827,851	(1,213,795)

Total liabilities and stockholders’ equity (deficit)	$9,412,388	$12,030,929